SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                            TFS Financial Corporation
                            -------------------------
             (Exact Name of Registrant as Specified in Its Charter)


               United States                            52-2054948
----------------------------------------    ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


         7007 Broadway Avenue
         Cleveland, Ohio                                 44105
----------------------------------------   -------------------------------------
(Address of Principal Executive Offices)               (Zip Code)

   If this form relates to the             If this form relates to the
   registration of a class of securities   registration of a class of securities
   pursuant to Section 12(b) of the        pursuant to Section 12(g) of the
   Exchange Act and is effective           Exchange Act and is effective
   pursuant to General Instruction         pursuant to General Instruction
   A.(c), please check the following       A.(d), please check the following
   box.   [x]                              box.   [ ]

   Securities Act registration statement file number to which this form relates: 333-139295
            ----------

   Securities to be registered pursuant to Section 12(b) of the Act:

   Common Stock, par value $0.01 per share      The Nasdaq Stock Market, LLC
   -----------------------------------------------------------------------------
             (Title of Class)                (Name of Each Exchange on Which
                                              Each Class is to be Registered)

   Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                      ----
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
-----------------------------------------------------------------

     For a description of the Registrant's securities, reference is made to "Description of Capital Stock of TFS Financial Corporation" "Our Policy Regarding Dividends" and "Market for the Common Stock" in the Registrant's Registration Statement on Form S-1, as amended (File No. 333-139295), which is hereby incorporated by reference. For a description of the provisions of the Registrant's Charter and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on the Acquisition of TFS Financial Corporation and Third Federal Savings and Loan Association of Cleveland" in the Registrant's prospectus.

Item 2.  Exhibits.
------------------

1. Registration Statement on Form S-1 (Registration Number 333-139295) dated December 13, 2006, as amended on January 29, 2007, February 9, 2007 and March 28, 2007 is hereby incorporated by reference.

2.   Amended and Restated Federal Charter  (incorporated by reference to Exhibit
     3.2 of the Registration Statement on Form S-1 as filed on December 13, 2006, as amended on January 29, 2007, February 9, 2007 and March 28, 2007).

3. Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 of the Registration Statement on Form S-1 as filed on December 13, 2006, as amended on January 29, 2007, February 9, 2007 and March 28, 2007).

4. Specimen Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form S-1 as filed on December 13, 2006, as amended on January 29, 2007, February 9, 2007 and March 28, 2007).

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            TFS FINANCIAL CORPORATION



Date:    March 29, 2007          By:     /s/ David S. Huffman
                                            ------------------------------------
                                            David S. Huffman
                                            Chief Financial Officer
                                            (Duly Authorized Representative)